Exhibit 23(h)14 under Form N-1A
Exhibit 1 under Item 601/Reg. S-K

EXHIBIT A
To the Financial Administration and Accounting Services Agreement
(revised as of 12/1/08)

 Capital Preservation Fund
Edward Jones Money Market Fund
Federated Adjustable Rate Securities Fund
Federated American Leaders Fund, Inc.
Federated Equity Income Fund, Inc.
Federated GNMA Trust
Federated Government Income Securities, Inc.
Federated High Income Bond Fund, Inc.
Federated High Yield Trust
Federated Income Trust
Federated Intermediate Government Fund, Inc.
Federated Municipal Securities Fund, Inc.
Federated Short-Intermediate Duration Municipal Trust
Federated Stock and Bond Fund
Federated Total Return Government Bond Fund
Federated U.S. Government Securities Fund:  1-3 Years
Federated U.S. Government Securities Fund:  2-5 Years
Federated U.S. Government Bond Fund
Cash Trust Series, Inc.:
Government Cash Series
Municipal Cash Series
Prime Cash Series
Treasury Cash Series
Cash Trust Series II:
Treasury Cash Series II
Federated Core Trust:
Federated Enhanced Duration Active Cash Core Fund
Federated Inflation-Protected Securities Core Fund
Federated Mortgage Core Portfolio
High Yield Bond Portfolio
Federated Core Trust II, L.P.
Emerging Markets Fixed Income Core Fund
Market Plus Core Fund
Federated Core Trust III
Federated Project and Trade Finance Core Fund
Federated Enhanced Treasury Income Fund
Federated Equity Funds:
Federated Capital Appreciation Fund
Federated Clover Mid Value Fund
Federated Clover Small Value Fund
Federated Clover Value Fund
Federated InterContinental Fund
Federated International Strategic Value Fund
Federated Kaufmann Fund
Federated Kaufmann Large Cap Fund
Federated Kaufmann Small Cap Fund
Federated Mid-Cap Growth Strategies Fund
Federated Prudent Bear Fund
Federated Strategic Value Fund
Federated Fixed Income Securities, Inc.:
Federated Municipal Ultrashort Fund
Federated Strategic Income Fund
Federated Income Securities Trust:
Federated Capital Income Fund
Federated Fund for US Government Securities
Federated Intermediate Corporate Bond Fund
Federated Muni and Stock Advantage Fund
Federated Prudent Global Income Fund
Federated Real Return Bond Fund
Federated Short-Term Income Fund
Federated Stock and California Muni Fund
Federated Index Trust:
Federated Max-Cap Index Fund
Federated Mid-Cap Index Fund
Federated Mini-Cap Index Fund
Federated Institutional Trust:
Federated Government Ultrashort Duration Fund
Federated Institutional High Yield Bond Fund
Federated Intermediate Government/Corporate Fund
Federated Insurance Series:
Federated American Leader Fund II
Federated Capital Appreciation Fund II
Federated Capital Income Fund II
Federated Equity Income Fund II
Federated Fund for U.S. Government Securities II
Federated High Income Bond Fund II
Federated International Equity Fund II*
Federated Kaufmann Fund II
Federated Mid-Cap Growth Strategies Fund II
Federated Market Opportunity Fund II
Federated Prime Money Fund II
Federated Quality Bond Fund II
Federated International Series Inc.:*
Federated International Bond Fund
Federated International Equity Fund
Federated Investment Series Funds, Inc.:
Federated Bond Fund
Federated Managed Allocation Portfolios:
Federated Balanced Allocation Fund
Federated Target ETF Fund 2015
Federated Target ETF Fund 2025
Federated Target ETF Fund 2035
Federated Managed Pool Series:
Federated Corporate Bond Strategy Portfolio
Federated High-Yield Strategy Portfolio
Federated International Bond Strategy Portfolio
Federated Mortgage Strategy Portfolio
Federated MDT Series:
Federated MDT All Cap Core Fund
Federated MDT Balanced Fund
Federated MDT Large Cap Growth Fund
Federated MDT Large Cap Value Fund
Federated MDT Mid Cap Growth Fund
Federated MDT Small Cap Core Fund
Federated MDT Small Cap Growth Fund
Federated MDT Small Cap Value Fund
Federated MDT Tax Aware/All Cap Core Fund
Federated Municipal Securities Income Trust:
Federated Municipal High Yield Advantage Fund
Federated Premier Intermediate Municipal Income Fund
Federated Premier Municipal Income Fund
Federated Total Return Series, Inc.:
Federated Mortgage Fund
Federated Total Return Bond Fund
Federated Ultrashort Bond Fund
Federated World Investment Series, Inc.:*
Federated International High Income Fund
Federated International Small-Mid Company Fund
Federated International Value Fund
Intermediate Municipal Trust:
Federated Intermediate Municipal Trust
Money Market Obligations Trust:
Alabama Municipal Cash Trust
Arizona Municipal Cash Trust
Automated Cash Management Trust
Automated Government Money Trust
California Municipal Cash Trust
Connecticut Municipal Cash Trust
Federated Master Trust
Federated Short-Term U.S. Government Trust
Federated Tax-Free Trust
Florida Municipal Cash Trust
Georgia Municipal Cash Trust
Government Obligations Fund
Liberty U.S. Government Money Market Trust
Maryland Municipal Cash Trust
Massachusetts Municipal Cash Trust
Michigan Municipal Cash Trust
Minnesota Municipal Cash Trust
Money Market Management
Municipal Obligations Fund
New Jersey Municipal Cash Trust
New York Municipal Cash Trust
North Carolina Municipal Cash Trust
Ohio Municipal Cash Trust
Pennsylvania Municipal Cash Trust
Prime Cash Obligations Fund
Prime Management Obligations Fund
Prime Obligations Fund
Prime Value Obligations Fund
Tax-Free Instruments Trust
Tax-Free Obligations Fund
Treasury Obligations Fund
Trust for U.S. Treasury Obligations
Virginia Municipal Cash Trust